UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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SEELOS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SEELOS THERAPEUTICS, INC.
300 Park Avenue, 2nd Floor
New York, NY 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 10, 2024
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Seelos Therapeutics, Inc., a Nevada corporation (the “Company”). The Special Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024SM, on Wednesday, January 10, 2024 at 8:00 a.m., Eastern Time, for the following purposes:
(1)
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to: (a) that certain Convertible Promissory Note No. 1 in the initial principal amount of $22,000,000 and due November 23, 2024, issued by the Company to Lind Global Asset Management V, LLC (“Lind Global”) on November 23, 2021, as amended on December 10, 2021, on February 8, 2023, on May 19, 2023 and September 30, 2023 (as so amended, the “Convertible Note”), (b) that certain securities purchase agreement, dated November 23, 2021, by and between the Company and Lind Global, and (c) that certain Letter Agreement, dated September 21, 2023, by and between the Company and Lind Global, as amended by that certain Amendment No. 4 to Convertible Promissory Note and Amendment to Letter Agreement, effective September 30, 2023, by and between the Company and Lind Global (as so amended, the “Letter Agreement”) (the “Convertible Note Proposal”);

(2)
To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock to a total of 400,000,000 (the “Authorized Share Increase Proposal”); and

(3)
To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Convertible Note Proposal and/or the Authorized Share Increase Proposal (the “Adjournment Proposal”).

The Record Date for the Special Meeting is December 1, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment(s) or postponement(s) thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. Our proxy materials (which include the Proxy Statement attached to this notice and form of proxy card) are also available to you via the Internet at www.proxyvote.com.
By Order of the Board of Directors,

Raj Mehra, Ph.D.
Chief Executive Officer
December 15, 2023
New York, New York
THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE SPECIAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE VOTE YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR OVER THE TELEPHONE AT 1-800-690-6903 OR SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE PRE-PAID ENVELOPE PROVIDED. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE YOUR SHARES ELECTRONICALLY DURING THE SPECIAL MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice, Proxy Statement and Proxy Card are available at www.proxyvote.com.

i

SEELOS THERAPEUTICS, INC.
300 Park Avenue, 2nd Floor
New York, New York 10022

PROXY STATEMENT
General Information
This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Seelos Therapeutics, Inc. (“we”, “us”, “our”, the “Company” or “Seelos”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024SM, on Wednesday, January 10, 2024, at 8:00 a.m., Eastern time, and any adjournment(s) or postponement(s) thereof. This Proxy Statement is being mailed on or about December 15, 2023 to the stockholders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of December 1, 2023 (the “Record Date”).
Unless indicated otherwise, all references to share numbers and price per share numbers herein give effect to the 1-for-30 reverse stock split that we effected on November 28, 2023 (the “Reverse Stock Split”).
In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to attend and participate in the Special Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/SEEL2024SM on Wednesday, January 10, 2024, at 8:00 a.m., Eastern time. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/SEEL2024SM, you must enter the control number included in your proxy materials. There is no physical location for the Special Meeting. We recommend you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. Further instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SEEL2024SM. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SEEL2024SM.
Solicitation and Voting Procedures
The solicitation of proxies will be conducted by mail and the Company will bear all costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to “Beneficial Holders” (as defined below). The Company has engaged a proxy solicitation firm, Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, and may conduct further solicitation personally, by telephone or by facsimile with the assistances of our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company expects that the out-of-pocket costs associated with solicitation of proxies will be approximately $12,000. In addition, the Company has agreed to indemnify Morrow Sodali LLC against certain damages, expenses, liabilities or claims relating to its services as the Company’s proxy solicitor.
As of the Record Date, there were 9,794,594 shares of Common Stock issued and outstanding. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.
Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Special Meeting virtually in order to vote on the proposals. Investors who hold shares of Common Stock indirectly on the Record Date (“Beneficial Holders”)

through a brokerage firm, bank or other financial institution (a “Financial Institution”) must return a voting instruction form to have their shares voted in accordance with their instructions. Financial Institutions have discretion to vote absent instructions with respect to certain routine matters, but not with respect to matters that are considered non-routine, such as Proposal Nos. 1 and 3, the Convertible Note Proposal and Adjournment Proposal, respectively. A “Broker Non-Vote” occurs when a Financial Institution has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for these non-routine matters. Proposal No. 2, the Authorized Share Increase Proposal, is considered to be a routine matter. Accordingly, in the absence of timely directions from you, your broker will have discretion to vote your shares on Proposal No. 2 but will not be permitted to exercise discretionary voting authority to vote your shares on Proposal Nos. 1 or 3.
The presence, virtually or by proxy, of a majority of the outstanding shares of Common Stock on the Record Date, will constitute a quorum for the transaction of business at the Special Meeting and any adjournments thereof. Abstentions and Broker Non-Votes will count for purposes of determining a quorum, but will not be counted as votes cast. A description of the required vote for each proposal is included within each proposal below.
We urge any stockholder not planning to attend the Special Meeting to vote their proxy in advance, whether via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) or by mailing an executed proxy card to us. The deadline to vote by Internet or by telephone is 11:59 P.M. Eastern Time on Tuesday, January 9, 2024.
Any holder of record may revoke a proxy submitted in advance of the Special Meeting by: (i) delivering a written revocation to the Company’s Secretary before the Special Meeting, (ii) delivering an executed, later-dated proxy or (iii) participating in the Special Meeting and voting shares electronically during the meeting.
Beneficial Holders who wish to change or revoke their voting instructions should contact their Financial Institutions for information on how to do so. Beneficial Holders who wish to attend the Special Meeting and vote electronically during the meeting should contact their respective Financial Institutions in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote electronically during the meeting. Without a legal proxy, Beneficial Holders cannot vote electronically during the Special Meeting.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR each of Proposals No. 1 (the Convertible Note Proposal), No. 2 (the Authorized Share Increase Proposal) and No. 3 (the Adjournment Proposal).

PROPOSAL NO. 1

CONVERTIBLE NOTE PROPOSAL
We are asking our stockholders to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) and as required under the terms of the Amendment (as defined below), the issuance of shares of our Common Stock upon conversion of the Convertible Note (as defined below) previously issued to Lind Global Asset Management V, LLC (“Lind Global”) on November 23, 2021 pursuant to the 2021 Lind Securities Purchase Agreement (as defined below). As of the Record Date, assuming stockholders approve this Proposal No. 1 and therefore the Exchange Cap no longer applies, and based on the assumptions below, we could issue approximately 6,409,355 shares of Common Stock to satisfy principal and interest payments under the Convertible Note, which, if all such shares of Common Stock were issued and outstanding, would represent approximately 39.6% of our outstanding shares of Common Stock as of the Record Date. We calculated the foregoing number of shares of Common Stock that we may issue to Lind Global to satisfy principal and interest payments under the Convertible Note based on the quotient obtained by dividing the $13.9 million principal amount of the Convertible Note as of the Record Date by 90% of the average of the five lowest daily volume weighted average price (“VWAP”) of our Common Stock during the 20 trading days prior to the Record Date, or $2.17. The foregoing calculation is provided solely for illustrative purposes and any shares of our Common Stock that may ultimately be issued to satisfy principal and interest payments under the Convertible Note will vary based on the amount of principal or interest payments under the Convertible Note that we elect to satisfy in shares of Common Stock and the VWAP of our Common Stock during the 20 trading days prior to the applicable principal or interest payment date, and the number of shares of our Common Stock that we may issue to Lind Global may exceed the 6,409,355 shares of Common Stock disclosed in this illustration. In addition, in the event of an Event of Default (as defined in the Convertible Note), Lind Global would have the right to convert the then-outstanding principal amount of the Convertible Note into shares of Common Stock at the lower of (x) the then-current Conversion Price (which is currently $180.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion, which could result in the issuance of even more shares than in the foregoing illustration.
We are proposing this proposal in order to comply with Nasdaq Listing Rule 5635(d) and as required under the terms of the Amendment. Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Exchange Cap”).
Under the Exchange Cap, we cannot issue or sell to Lind Global under the Convertible Note, the 2021 Lind Securities Purchase Agreement and the December 2021 Notes (as defined below) more than 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Convertible Note and 2021 Lind Securities Purchase Agreement (which was 682,601 shares (20,478,005 shares prior to the Reverse Stock Split), based on 3,413,002 shares (102,390,032 shares prior to the Reverse Stock Split) outstanding immediately prior to the execution of the 2021 Lind Securities Purchase Agreement), unless we obtain stockholder approval to issue shares of Common Stock in excess of 682,601 shares (20,478,005 shares prior to the Reverse Stock Split), representing the Exchange Cap.
As of the Record Date, we have issued an aggregate of 444,015 shares of Common Stock to Lind Global pursuant to the Convertible Note and the 2021 Lind Securities Purchase Agreement and an aggregate of 180 shares (5,388 shares prior to the Reverse Stock Split) of Common Stock to the holders of the December 2021 Notes pursuant to the December 2021 Notes, leaving 238,416 shares of Common Stock available for issuance under the Convertible Note issued to Lind Global without seeking stockholder approval.
Effective September 30, 2023, we entered into an Amendment No. 4 to Convertible Promissory Note and Amendment to Letter Agreement (the “Amendment”) with Lind Global, which amended (i) the Convertible Note, and (ii) the Letter Agreement (as defined below). Pursuant to the Amendment, we agreed to seek stockholder approval as contemplated by Nasdaq Listing Rule 5635(d) with respect to the approval of the issuance of shares of Common Stock to Lind Global under the Convertible Note in excess of the Exchange Cap.

Summary of Lind Global Financing
On November 23, 2021, we entered into a Securities Purchase Agreement (the “2021 Lind Securities Purchase Agreement”) with Lind Global pursuant to which, among other things, on November 23, 2021 (the “Closing Date”), we issued and sold to Lind Global, in a private placement transaction, in exchange for the payment by Lind Global of $20.0 million, (i) a convertible promissory note (as amended from time to time, the “Convertible Note”) in an initial aggregate principal amount of $22.0 million (the “Principal Amount”), which bore no interest until the first anniversary of the issuance of the Convertible Note, then bore interest at a rate of 5% per annum and, as of October 1, 2023, bears interest at a rate of 12% per annum and will mature on November 23, 2024 (the “Maturity Date”), and (ii) 17,826 shares (534,759 shares prior to the Reverse Stock Split) of Common Stock.
Commencing August 23, 2022, and from time to time and before the Maturity Date, Lind Global has the option to convert any portion of the then-outstanding Principal Amount of the Convertible Note into shares of Common Stock at a price per share of $180.00 ($6.00 per share prior to the Reverse Stock Split), subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions (the “Conversion Price”). Commencing August 23, 2022, we have the right to prepay, in whole or in part (exercisable by us at any time or from time to time prior to the Maturity Date), up to the full remaining Principal Amount of the Convertible Note with no penalty; however, if we exercise such prepayment right, Lind Global will have the option to convert up to thirty-three and one-third percent (33 1/3%) of the amount that we elect to prepay at the Conversion Price. Moreover, shares issuable to Lind Global pursuant to the foregoing conversion right also count against the Exchange Cap and, to the extent that we are unable to issue shares to Lind Global upon any such conversion, Lind Global would have the right to require us to prepay in cash the amount that Lind Global is unable to convert at a price equal to the number of shares of Common Stock that we are unable to issue as a result of the Exchange Cap, multiplied by the VWAP on the date of Lind Global’s conversion notice.
Subject to certain exceptions, we will be required to direct proceeds from any subsequent debt financings (including subordinated debt, convertible debt or mandatorily redeemable preferred stock but other than purchase money debt or capital lease obligations or other indebtedness incurred in the ordinary course of business) to repay the Convertible Note, unless waived by Lind Global in advance.
Beginning on November 23, 2022, the Convertible Note amortizes in twenty-four monthly installments equal to the quotient of (i) the then-outstanding Principal Amount of the Convertible Note, divided by (ii) the number of months remaining until the Maturity Date. All amortization payments shall be payable, at our sole option, in cash, shares of Common Stock or a combination of both. In addition, commencing on the last business day of the first month following November 23, 2022, we will pay, on a monthly basis, all interest that has accrued and remains unpaid on the then-outstanding Principal Amount of the Convertible Note. Any portion of an amortization payment or interest payment that is paid in shares of Common Stock shall be priced at 90% of the average of the five lowest daily volume weighted average prices of our Common Stock during the 20 trading days prior to the date of issuance of the shares. If, after the first amortization payment, we elect to make any amortization payments in cash, we must pay a 5% premium on each cash payment. In conjunction with the 2021 Lind Securities Purchase Agreement and the Convertible Note, on the Closing Date, we and Lind Global entered into a security agreement, which provides Lind Global with a first priority lien on our assets and properties. Through the Record Date, we have issued to Lind Global 17,826 shares of our Common Stock in connection with our entry into the 2021 Lind Securities Purchase Agreement and an aggregate of 426,189 shares of our Common Stock to Lind Global to satisfy interest and principal payments due under the Convertible Note.
On May 19, 2023, we entered into Amendment No. 3 to the Convertible Note (“Amendment No. 3”), pursuant to which we and Lind Global agreed, among other things, that: (A) effective as of May 19, 2023, the outstanding Principal Amount was increased by $1,250,000 to $17,750,000; (B) we would not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to September 15, 2023, and that we would thereafter be required to maintain an aggregate minimum balance equal to 50% of the then-outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions (the “Minimum Cash Condition”); (C) effective as of September 15, 2023, upon an Event of Default (as defined in the Convertible Note), Lind Global shall have the right to convert the then-outstanding principal amount of the Convertible Note into shares of Common Stock at the lower of (x) the then-current Conversion Price (which is currently $180.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily volume weighted average price of the Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion; (D) all payments of accrued interest and monthly payments of the outstanding principal amount payable by us for the months of May, June, July, August and September 2023 (collectively, the “May Through September Payments”) were to be paid by us to Lind Global in a combination of cash and shares of Common Stock (with such combination determined at our option), and the number of shares to be issued calculated as previously provided in the Convertible Note (determined by dividing the principal amount plus interest (if any) being paid in shares by 90% of the average of the five lowest daily volume weighted average price of Common Stock during the 20 trading days prior to each respective payment date); provided that no less than $600,000 of the monthly principal payments for the months of May, June, July, August and September 2023 was to be paid in cash, with the remainder paid in shares of Common Stock. As consideration for entering into Amendment No. 3, on May 19, 2023, we issued to Lind Global 33,333 shares (1,000,000 shares prior to the Reverse Stock Split) of restricted Common Stock.
On September 13, 2023, pursuant to an Irrevocable Waiver, Lind Global agreed to unilaterally, unconditionally, irrevocably and permanently waive its right to assert that any Event of Default (as defined in the Convertible Note) would be deemed to occur pursuant to the Convertible Note or that we breached the Convertible Note if we failed to satisfy the Minimum Cash Condition at any time on or after September 15, 2023 and through and including September 30, 2023 (the “Waiver Period”), in each case solely in connection with our failure to satisfy the Minimum Cash Condition during the Waiver Period.
On September 21, 2023, we entered into a letter agreement with Lind Global related to the Convertible Note (the “Letter Agreement”), pursuant to which we and Lind Global agreed that, in lieu of, and in full satisfaction of, both the monthly payment that would otherwise have been due under the Convertible Note on September 23, 2023 and the interest payment that would otherwise have been due on September 29, 2023, (i) we would, by no later than September 29, 2023, pay to Lind Global cash in an aggregate amount equal to $686,564 and (ii) Lind Global would have the right, at any time and from time to time, between September 25, 2023 and November 9, 2023, to convert the remaining amount of the monthly payment that would have otherwise been due on September 24, 2023 in the aggregate amount of up to $400,000 into shares of Common Stock at the lower of (a) the then-current Conversion Price (as defined in the Convertible Note, which was then $180.00 per share) and (b) 85% of the average of the five (5) lowest daily volume-weighted average price during the twenty (20) trading days prior to the delivery by Lind Global of the applicable conversion notice (the “Subsequent Conversion Right”). Pursuant to the Letter Agreement, Lind Global further agreed that (a) the payment date for the monthly payment under the Convertible Note that would otherwise have been due on October 23, 2023, and (b) the interest payment date for the interest payment under the Convertible Note that would otherwise have been due on October 31, 2023, would be November 9, 2023.
On September 30, 2023, we entered into the Amendment with Lind Global, pursuant to which we and Lind Global agreed, among other things, that: (A) effective as of September 30, 2023, the outstanding principal amount of the Convertible Note was increased by $3,631,528 to $16,837,084; (B) commencing October 1, 2023, the Convertible Note will bear interest at an annual rate of 12% per annum; (C) we will not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to March 28, 2024, and that we shall thereafter be required to maintain an aggregate minimum balance equal to 50% of the then-outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions; (D) subject to certain exceptions, if we issue securities for cash consideration, we will be required to utilize 25% of the net cash proceeds to repay the Convertible Note unless Lind Global elects not to be repaid; (E) Lind Global will, through March 28, 2024, forebear from exercising any right to assert or claim a Material Adverse Effect (as defined in the Convertible Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to September 30, 2023; (F) we shall use our reasonable best efforts to seek, at a special or annual meeting of the stockholders to be scheduled to be held no later than January 16, 2024, stockholder approval as contemplated by Nasdaq Listing Rule 5635(d) with respect to the approval of the issuance of shares of Common Stock in excess of the limitation on the number of shares issuable under the Convertible Note as set forth in the Convertible Note and the 2021 Lind Securities Purchase Agreement; and (G) subject to certain exceptions, as long as the Convertible Note remains outstanding, Lind Global will have the right to participate in any equity or debt financing by us in an amount equal to the lesser of 50% of the securities to be offered and $5,000,000 of the securities to be offered in such financing. The Amendment provided that the number of shares issuable pursuant to the Subsequent Conversion Right was limited to an aggregate of 62,570 shares (1,877,084 shares prior to the Reverse Stock Split) of Common Stock. We issued 62,570 shares (1,877,084 shares prior to the Reverse Stock Split) of our Common Stock as a result of Lind Global’s exercise of the Subsequent Conversion Right on October 5, 2023.
On December 2, 2021, we entered into two separate securities purchase agreements with certain accredited investors on substantially the same terms as the 2021 Lind Securities Purchase Agreement, pursuant to which we sold, in private placement transactions, in exchange for the payment by the accredited investors of an aggregate of $201,534, (i) convertible promissory notes in an aggregate principal amount of $221,688, which did not bear interest and would mature on December 2, 2024 (the “December 2021 Notes”), and (ii) an aggregate of 180 shares (5,388 shares prior to the Reverse Stock Split) of our Common Stock. These notes had substantially the same terms as the Convertible Note. On February 22, 2023, the December 2021 Notes were repaid in full. The 180 shares of Common Stock issued in connection with the December 2021 Notes are aggregated with the shares of Common Stock issued and issuable to Lind Global pursuant to the Convertible Note and the 2021 Lind Securities Purchase Agreement for purposes of the Exchange Cap.
We are not seeking the approval of stockholders to authorize entry into the Convertible Note, the 2021 Lind Securities Purchase Agreement or the Letter Agreement, or to issue the Convertible Note, as we have already entered into the 2021 Lind Securities Purchase Agreement and the Letter Agreement and issued the Convertible Note, and such documents are binding obligations on us. The failure of our stockholders to approve this proposal will not negate the existing terms of these documents, which will remain binding obligations on us. However, as of the Record Date, we have already issued an aggregate of 444,185 shares of Common Stock under the December 2021 Notes and to Lind Global pursuant to the Convertible Note and the 2021 Lind Securities Purchase Agreement and therefore only 238,416 shares of Common Stock remain available for future issuance under the Exchange Cap. To the extent that we are unable to issue shares to Lind Global upon any conversion of the Convertible Note or in connection with any principal or interest payments, Lind Global would have the right to require us to prepay in cash the amount that Lind Global is unable to convert at a price equal to the number of shares of Common Stock that we are unable to issue as a result of the Exchange Cap, multiplied by the VWAP on the date of Lind Global’s conversion notice.
Possible Effects if Proposal No. 1 is Approved
If our stockholders approve this proposal, we would be able to issue additional shares to Lind Global under the Convertible Note without being subject to the limitations imposed by the Exchange Cap. As of the Record Date, there were approximately 6,409,355 shares of Common Stock that could become issuable pursuant to the Convertible Note, which, if all such shares of Common Stock were issued and outstanding, would represent approximately 39.6% of our outstanding shares of Common Stock as of the Record Date. We calculated the foregoing number of shares of Common Stock that we may issue to Lind Global to satisfy principal and interest payments under the Convertible Note based on the quotient obtained by dividing the $13.9 million principal amount of the Convertible Note as of the Record Date by 90% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the Record Date, or $2.17. The foregoing calculation is provided solely for illustrative purposes and any shares of our Common Stock that may ultimately be issued to satisfy principal and interest payments under the Convertible Note will vary based on the amount of principal or interest payments under the Convertible Note that we elect to satisfy in shares of Common Stock and the VWAP of our Common Stock during the 20 trading days prior to the applicable principal or interest payment date, and the number of shares of our Common Stock that we may issue to Lind Global may exceed the 6,409,355 shares of Common Stock disclosed in this illustration. In addition, in the event of an Event of Default (as defined in the Convertible Note), Lind Global would have the right to convert the then-outstanding principal amount of the Convertible Note into shares of Common Stock at the lower of (x) the then-current Conversion Price (which is currently $180.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion, which could result in the issuance of even more shares than in the foregoing illustration.
Any additional shares of Common Stock that would be issuable to Lind Global upon conversion of the Convertible Note or to satisfy principal or interest payments thereunder would have the same rights and privileges as the shares of our currently authorized Common Stock. The issuance of such shares will not affect the rights of the holders of outstanding Common Stock, but such issuance will have a dilutive effect on our existing stockholders, including on the voting power and economic rights of our existing stockholders, and may result in a decline in the price of our Common Stock or in greater price volatility. If our stockholders approve this proposal, then we may issue shares of our Common Stock to Lind Global to satisfy principal and interest payments under the Convertible Note or upon conversion of the Convertible Note in excess of 19.99% of our outstanding shares of Common Stock as of the date of entry into the 2021 Lind Securities Purchase Agreement.
If our stockholders approve this proposal, Lind Global is expected to have the right to acquire up to 39.6% of our Common Stock (calculated as noted above). However, the Convertible Note includes a provision that prohibits us from issuing shares to Lind Global to the extent that Lind Global’s beneficial ownership of our shares of Common Stock would exceed 4.99% of the outstanding shares of Common Stock (subject to an increase to 9.99% in certain circumstances), such that Lind Global’s beneficial ownership of our Common Stock will not exceed such percentage at any given time.
Possible Effects if Proposal No. 1 is Not Approved
If our stockholders do not approve this proposal and we are not able to issue shares of our Common Stock to satisfy principal and interest payments under the Convertible Note, we would be require to make such payments in cash and, if we do not have sufficient cash to make such payments, we would default under the terms of the Convertible Note, which would have a material adverse effect on our liquidity, financial condition, operating results, business and prospects. Currently, we may elect, in our sole discretion, to make each such payment of principal or interest in cash, shares of Common Stock or a combination of both. If this proposal is not approved, once we have issued an aggregate of 682,601 shares of Common Stock pursuant to the December 2021 Notes and to Lind Global pursuant to the Convertible Note and the 2021 Securities Purchase Agreement, we will no longer able to issue shares of Common Stock to Lind Global as payment for principal or interest in order to comply with the Exchange Cap. Instead, we would be required to pay cash, which we do not expect to have, and if we are unable to make such payments in cash, we would trigger a default under the Convertible Note. In addition, if our stockholders do not approve this proposal and we are not able to issue shares of our Common Stock to Lind Global upon Lind Global electing to convert all or any portion of the Convertible Note (either at the current conversion price of $180 per share, or, following an Event of Default, if lower, 85% of the average of the five lowest daily volume weighted average price of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion), Lind Global would have the right to require us to prepay in cash the amount that Lind Global is unable to convert at a price equal to the number of shares of Common Stock that we are unable to issue as a result of the Exchange Cap, multiplied by the VWAP on the date of Lind Global’s conversion notice and, if we do not have sufficient cash to make such payment, we would default under the terms of the Convertible Note, which would have a material adverse effect on our liquidity, financial condition, operating results, business and prospects. The Convertible Note contains certain restrictive covenants and event of default provisions, including a covenant that, commencing on March 28, 2024, we will maintain an aggregate minimum balance equal to 50% of the then-outstanding principal amount under the Convertible Note or more in cash and cash equivalents. As of the Record Date, the outstanding principal amount of the Convertible Note was $13.9 million. Based on our current operating plan and our cash balance as of the Record Date, we do not expect be able to maintain the minimum cash balance required to satisfy the minimum cash covenant if we do not raise additional financing prior to March 28, 2024, particularly if we are required to satisfy principal or payment obligations to Lind Global in cash. If we are unable to cure such a default within fifteen days of its occurrence or otherwise obtain a waiver from Lind Global or amend the terms of the Convertible Note, we would trigger a default under the Convertible Note. If we trigger a default under the Convertible Note, Lind Global could declare the Convertible Note immediately due and payable, which would require us to pay 120% of the outstanding principal amount of the Convertible Note and this would have a material adverse effect on our liquidity, financial condition, operating results, business and prospects, and could cause the price of our Common Stock to decline. In addition, since the borrowings under the Convertible Note are secured by a first priority lien on our assets, Lind Global would be able to foreclose on our assets if we do not cure any default or pay any amounts due and payable under the Convertible Note. Moreover, upon an Event of Default (as defined in the Convertible Note), Lind Global has the right to convert the then-outstanding principal amount of the Convertible Note into shares of our Common Stock at the lower of (x) the then-current Conversion Price (which is currently $180.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily volume weighted average price of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion. However, if the Exchange Cap limits the number of shares available for issuance such that Lind Global is not able to fully convert the desired portion of the Convertible Note in accordance with the foregoing provision, then Lind Global would be able to foreclose on our assets if we do not pay any amounts due and payable under the Convertible Note in cash.
In addition, if our stockholders do not approve this proposal at the Special Meeting, pursuant to the Amendment, we are required to continue to seek stockholder approval of this proposal no less often than once per calendar quarter until stockholder approval is obtained. As such, failure to obtain stockholder approval at the Special Meeting will require us to continue to incur the costs of holding one or more additional stockholder meetings until we obtain such approval.
Certain Considerations by Our Directors
Our Board previously determined that (i) the issuance of the Convertible Note (and Common Stock upon conversion of the Convertible Note) was in our best interest and the best interests of our stockholders. In making this determination, the Board considered certain factors including, without limitation, (i) our financial position, including our cash resources, operating budgets, and actual and anticipated operating expenses and revenues, (ii) the amount of additional capital anticipated to be required for our operations in the near term, (iii) the amount of securities to be offered and sold in the transactions and related dilution to existing common stockholders, (iv) prices at which our Common Stock has been trading on Nasdaq, including the most recent closing price reported, (v) conditions in the capital markets, and uncertainties as to future market and economic conditions, and (vi) the fairness to us of the sale of the Convertible Note, and the Common Stock issuable to Lind Global, including, but not limited to, the proposed terms of the Convertible Note.
The Financing Committee of the Board of Directors unanimously believed it was in our best interests to enter into the Amendment, which included the obligation to seek stockholder approval of the issuance of shares of Common Stock in excess of 20% of our issued and outstanding Common Stock on the day prior to the execution of the Convertible Note.
Vote Required
Assuming that a quorum is present at the Special Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal); provided, however, that the vote of any shares of our Common Stock issued to Lind Global will not be counted in determining whether or not this proposal is approved. Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and accordingly will not affect the outcome of the proposal, but such votes will be counted for purposes of determining the presence or absence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO THE CONVERTIBLE NOTE, AS AMENDED, THE SECURITIES PURCHASE AGREEMENT WITH LIND GLOBAL AND THE LETTER AGREEMENT WITH LIND GLOBAL, AS AMENDED.

PROPOSAL NO. 2

AUTHORIZED SHARE INCREASE PROPOSAL
Our stockholders are being asked to approve an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of Common Stock. On November 30, 2023, the Board approved a proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 shares to 400,000,000 (the “Share Increase”). On November 28, 2023, we effected the Reverse Stock Split under Nevada Revised Statutes (“NRS”) 78.207, which required a corresponding and proportional decrease in the number of authorized shares of Common Stock from 480,000,000 shares to 16,000,000 shares. As of the close of business on the Record Date, there were 9,794,594 shares of Common Stock issued and outstanding, and 6,176,468 shares of Common Stock were reserved for issuance under long-term equity incentive plans, the employee stock purchase plan, the Convertible Note and warrants to purchase Common Stock. Accordingly, of the total number of shares of Common Stock currently authorized under our Articles of Incorporation, 28,938 shares of Common Stock remain available for issuance or may be reserved for issuance.
Form of the Amendment
The proposed amendment (the “Amendment”) to our Articles of Incorporation would amend Paragraph A of Article FIFTH of our Articles of Incorporation to read in its entirety as follows:
“FIFTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is four hundred and ten million (410,000,000), consisting of four hundred million (400,000,000) shares of Common Stock, par value one-tenth of one cent ($0.001) per share (the “Common Stock”), and ten million (10,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the “Preferred Stock”).”
Background and Reasons for the Share Increase
Our Articles of Incorporation currently authorize the issuance of up to 16,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the close of business on the Record Date, there were 9,794,594 shares of Common Stock issued and outstanding, and 6,176,468 shares of Common Stock were reserved for issuance under long-term equity incentive plans, employee stock purchase plan, the Convertible Note and warrants to purchase Common Stock. Accordingly, of the total number of shares of Common Stock currently authorized under our Articles of Incorporation, 28,938 shares of Common Stock remain available for issuance or may be reserved for issuance.
If the Amendment is approved by our stockholders, upon its effectiveness we will have a total of 400,000,000 authorized shares of Common Stock, with 9,794,594 shares of Common Stock issued and outstanding (as of the Record Date), and 6,176,468 shares reserved for issuance under long-term equity incentive plans, the employee stock purchase plan, the Convertible Note and warrants to purchase Common Stock, leaving available 384,028,938 shares of Common Stock authorized and unissued and not reserved for any specific purpose.
The Board recommends that stockholders approve this Amendment. Under applicable Nevada law, the affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the Amendment. Abstentions from voting on this proposal and Broker Non-Votes, if any, will have the same effect as a vote against this Proposal No. 2.
Purpose of the Amendment
The Board believes it is in the best interests of the Company and our stockholders to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future general corporate needs, including, but not limited to, grants under equity compensation plans, forward or reverse stock splits, financings, potential strategic transactions, as well as other general corporate transactions. The Board believes that having available additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company by allowing the issuance of such shares without the expense and delay of holding another stockholder meeting.

Additionally, on November 28, 2023, we effected the Reverse Stock Split under NRS 78.207, which required a corresponding and proportional decrease in the number of authorized shares of Common Stock from 480,000,000 shares to 16,000,000 shares. Following the underwritten public offering we completed in December 2023, we have limited shares remaining unreserved and available for future issuance, which in turn limits our ability to raise additional funding through the issuance of our Common Stock or issue shares of our Common Stock in connection with other transactions.
At this time, the increase in authorized shares of Common Stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.
Rights of Additional Authorized Shares
Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Amendment will not alter the voting powers or relative rights of the Common Stock. In accordance with the Articles of Incorporation and the Nevada Revised Statutes, any of our authorized but unissued shares of preferred stock are “blank check” preferred stock, which shall have such voting rights, dividend rights, liquidation preferences, conversion rights and perceptive rights as may be designated by the Board pursuant to a certificate of designation.
Potential Adverse Effects of the Amendment
Approval of the Amendment will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. The Board has no current plan to issue shares from the additional authorized shares provided by the Amendment. However, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of Common Stock and the equity and relative voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our Common Stock.
Potential Anti-Takeover Effects
By increasing the number of authorized but unissued shares of Common Stock, the Share Increase could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Share Increase could adversely affect the ability of third parties to take over the Company or effect a change of control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in the Company’s best interests or in the best interests of our stockholders. The ability of the Board to cause the Company to issue substantial amounts of Common Stock or preferred stock without the need for stockholder approval, except as may be required by law or regulation, upon such terms and conditions as the Board may determine from time to time in the exercise of its business judgment may, among other things, result in practical impediments with respect to changes in control of the Company or have the effect of diluting the stock ownership of holders of Common Stock seeking to obtain control of the Company. The issuance of Common Stock or preferred stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company. The Board, however, does not intend or view the Amendment to effect the Share Increase as an anti-takeover measure, nor does the Board contemplate using the Share Increase in this manner at any time in the foreseeable future.
Appraisal or Dissenter’s Rights
Pursuant to the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights or dissenter’s rights with respect to the Amendment or the Share Increase.
Effectiveness of Amendment
If the Amendment is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Nevada Secretary of State.
Executive Officer and Director Interest
Our directors and executive officers do not have an interest in this Proposal No. 2.

Required Vote
Assuming that a quorum is present at the Annual Meeting, this proposal will be approved only if a majority of the total outstanding shares of Common Stock vote “for” this Proposal No. 2 (meaning the number of shares voted “for” the proposal must exceed 50% of the total number of shares of the Common Stock outstanding on the Record Date). Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes (if any), will have the same effect as a vote “against” this proposal. The approval of Proposal No. 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote, and as such, it is unlikely that any Broker Non-Votes will result from this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO A TOTAL NUMBER OF 400,000,000 SHARES.

PROPOSAL NO. 3

ADJOURNMENT PROPOSAL
If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal No. 1 (the Convertible Note Proposal) and/or Proposal No. 2 (the Authorized Share Increase Proposal), we may move to adjourn the Special Meeting at that time in order to provide our Board with additional time to solicit additional proxies.
In this Adjournment Proposal, we are asking our stockholders to authorize us to adjourn the Special Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the Convertible Note Proposal and/or the Authorized Share Increase Proposal, as described in this Proxy Statement. If our stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Convertible Note Proposal and/or the Authorized Share Increase Proposal, we could adjourn the Special Meeting without a vote on such either or both of such proposals and seek to convince our stockholders to change their votes in favor of either or both of such proposals.
If it is necessary or advisable to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 60 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business that could have been transacted at the original meeting.
Recommendation
Our Board believes approval of this Adjournment Proposal is in the best interests of our Company and our stockholders as it will allow us to adjourn the meeting and solicit additional proxies in favor of the Convertible Note Proposal and/or the Authorized Share Increase Proposal, if needed.
Required Vote
Assuming that a quorum is present at the Special Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and accordingly will not affect the outcome of the proposal, but such votes will be counted for purposes of determining the presence or absence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE CONVERTIBLE NOTE PROPOSAL AND/OR THE AUTHORIZED SHARE INCREASE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership, as of December 1, 2023, of Common Stock by (a) our Named Executive Officers and current directors individually, (b) our current directors and executive officers as a group and (c) each holder of more than 5% of our outstanding Common Stock. All references to share numbers herein give effect to the 1-for-30 Reverse Stock Split that we effected on November 28, 2023.
Beneficial ownership and percentage ownership are determined in accordance with the Rule 13d-3 of the Exchange Act. Under these rules, shares of Common Stock issuable under stock options or warrants that are exercisable within 60 days of December 1, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (%)(1)
Directors and Named Executive Officers(2)
Raj Mehra, Ph.D.(3)	408,899	4.1%
Michael Golembiewski(4)	116,937	1.2%
Daniel J. O’Connor, J.D., Director(5)	5,770	*
Brian Lian, Ph.D., Director(6)	5,236	*
Richard W. Pascoe, Director(7)	4,974	*
Margaret Dalesandro, Ph.D., Director(8)	5,090	*
All current executive officers and directors as a group (six persons)(9)	546,906	5.4%
*	Denotes less than one percent.
(1)	Percentage ownership is calculated based on a total of 9,794,594 shares of Common Stock issued and outstanding as of December 1, 2023.
(2)	Unless otherwise indicated, the address for each of our directors and executive officers is c/o 300 Park Avenue, 2nd Floor, New York, NY, 10022.
(3)
Represents (i) 185,143 shares of Common Stock held directly by Dr. Mehra, (ii) 75,757 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of December 1, 2023, and (iii) 147,999 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(4)
Represents (i) 86,452 shares of Common Stock held directly by Mr. Golembiewski, and (ii) 30,485 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(5)
Represents (i) 534 shares of Common Stock held directly by Mr. O’Connor, and (ii) 5,236 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(6)	Comprised solely of shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.
(7)
Represents (i) 173 shares of Common Stock held directly by Mr. Pascoe, (ii) 2 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of December 1, 2023, and (iii) 4,799 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(8)
Represents (i) 1,167 shares of Common Stock held directly by Dr. Dalesandro, and (ii) 3,923 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(9)	Comprised of shares beneficially owned by each of our directors and current executive officers.

STOCKHOLDER PROPOSALS
Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2024 annual meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by our Company’s Secretary, on or before December 14, 2023.
Stockholders who intend to present a proposal or director nominee at the 2024 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2024 annual meeting are required to provide notice of such proposal within the time periods and in the manner set forth in our Amended and Restated Bylaws (the “Bylaws”) and the Charter of the Corporate Governance/Nominating Committee of the Board, a copy of which is available on our website at www.seelostherapeutics.com/corporate-governance/. A stockholder’s notice to the Company’s Secretary must also set forth the information required by our Bylaws, which Bylaws include the information required by Rule 14a-19 of the Exchange Act. Proposals of business to be conducted at the 2024 annual meeting must be submitted between February 18, 2024 and March 19, 2024, which are 90 and 60 days prior to the first anniversary of the 2023 annual meeting, provided, however, that in the event that the date of the pending annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such submission must be delivered not earlier than the 90th day prior to such pending annual meeting and not later than the close of business on the later of the 60th day prior to such pending annual meeting or the 10th day following the day on which a public announcement of the date of such annual meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In addition, pursuant to Rule 14a-19, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than March 19, 2024, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2024 annual meeting of stockholders is more than 30 days before or after May 18, 2024, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2024 annual meeting of stockholders. A nomination that does not comply with the requirements set forth in the Articles of Incorporation and the Bylaws will not be considered for presentation at the annual meeting. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2024 annual meeting of stockholders.
Proposals and notices of intention to present proposals at the 2024 annual meeting should be addressed to the Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, NY 10022.

DELIVERY OF PROXY MATERIALS
In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022 or call (646) 293-2100.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.
You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022. You may also access these filings on our website at www.seelostherapeutics.com/sec-filings/.
OTHER MATTERS
The Board knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
It is important that proxies be returned promptly and that your shares are represented. Stockholders are urged to vote via the Internet (www.proxyvote.com), by telephone (1-800-690-6903) or by executing and promptly returning the accompanying proxy card in the enclosed envelope. The deadline to vote by Internet or telephone is 11:59 P.M. Eastern Time on Tuesday, January 9, 2024.
By Order of the Board of Directors,

Raj Mehra, Ph.D.
Chief Executive Officer

December 15, 2023
New York, New York

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SEEL2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V26795-Z86589 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEELOS THERAPEUTICS, INC.

You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

You are cordially invited to attend our

2024 Special Meeting of Stockholders,

to be held virtually, via live webcast at

www.virtualshareholdermeeting.com/SEEL2024SM

V26796-Z86589

PROXY **PROXY**

SEELOS THERAPEUTICS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Raj Mehra, Ph.D. and Michael Golembiewski, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Stockholders of Seelos Therapeutics, Inc. to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024SM on Wednesday, January 10, 2024 at 8:00 a.m., Eastern time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy, which may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR Proposals Nos. 1, 2 and 3. Any prior proxy is hereby revoked.

Please note there will be no physical location for the meeting. To attend the meeting live via the Internet, please go to www.virtualshareholdermeeting.com/SEEL2024SM and have your 16-digit control number available to login.

This proxy is governed by the laws of the State of Nevada.

Please e-mail your address changes or comments to: info@seelostx.com.

Continued and to be signed on reverse side